                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 7, 2000
                                                        -----------------
                              STREAMLINE.COM, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

               DELAWARE                              000-26133                              04-3187302
----------------------------------------    --------------------------------     -------------------------------------
    (State or Other Jurisdiction of            (Commission File Number)            IRS Employer Identification No.
            Incorporation)

                     27 Dartmouth Street, Westwood, Ma 02090
                     ---------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (781) 407-1900
                                                           --------------

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements identified or qualified by words such as "likely," "will," "suggests," "may," "would," "could," "should," "expects," "anticipates," "estimates," "plans," "projects," "believes," or similar expressions (and variants of such words or expressions). The forward-looking statements contained herein represent the judgment of Streamline.com, Inc. as of the date of this Current Report on Form 8-K and Streamline.com, Inc. cautions against the placement of undue reliance on such statements. These statements relate to future events and therefore are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, including, but not limited to, the risks and uncertainties described or discussed in the Section "Risk Factors" in Streamline's Form 10-K for the period ended January 1, 2000 and filed with the Securities and Exchange Commission on March 31, 2000 and Streamline's Form 10-Q for the period ended July 1, 2000 and filed with the Securities and Exchange Commission on August 15, 2000. These risks include, among others, raising the additional capital to fund continuing operations and increasing competition, and other risks relating to Streamline.com Inc.'s dependence on customer acceptance of direct, unattended delivery of goods and services.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On September 7, 2000, Streamline.com, Inc., a Delaware corporation, ("STREAMLINE"), sold substantially all of the assets relating to its operations in the greater Chicago and Washington, D.C. markets (the "TRANSFERRED ASSETS") to Peapod, Inc., a Delaware corporation, ("PEAPOD") pursuant to an Asset Purchase Agreement, dated as of September 7, 2000 (the "PURCHASE AGREEMENT"), by and among Streamline, two of Streamline's wholly owned subsidiaries and Peapod. Pursuant to the Purchase Agreement, Peapod agreed to pay Streamline approximately $11.6 million in cash and to assume certain capitalized and operating lease obligations associated with the Transferred Assets. Approximately $1.4 million of the purchase price is currently being held in escrow by Peapod pending Streamline's satisfaction of certain post-closing obligations, and an additional $200,000 of the purchase price is currently being held in escrow by Peapod to secure any indemnification obligations of Streamline pursuant to the Purchase Agreement.

         Streamline will no longer operate the Transferred Assets. The Company plans to focus its business operations in the northeastern United States and to use the proceeds of the transaction to finance operations in its Boston and New Jersey markets.

         The foregoing summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement filed as
Exhibit 2.1 hereto.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information

         The following unaudited pro forma financial statements of the Company are based on its audited financial statements for the period ended January 1, 2000 included in the Form 10-K and filed by Streamline with the Securities and Exchange Commission on March 31, 2000 and its unaudited financial statements for the period ended July 1, 2000 included in the Form 10-Q and filed by Streamline with the Securities and Exchange Commission on August 15, 2000, adjusted where appropriate to give pro forma effect to the transaction described below.

         The unaudited pro forma statements of operations reflect Streamline's statement of operations for the periods ended July 1, 2000 and January 1, 2000, giving effect to the sale of the Transferred Assets as if it had occurred immediately prior to the beginning of each period presented. The unaudited pro forma balance sheet reflects Streamline's historical consolidated balance sheet as of July 1, 2000, giving effect to the sale of the Transferred Assets as if it had occurred on July 1, 2000. Further details about the pro forma adjustments are set forth in notes appearing at the end of the pro forma financial statements.

         The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred had the sale of the Transferred Assets been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

         The following pro forma financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations continued in Streamline's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 and in Streamline's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2000.

                     STREAMLINE.COM, INC
                   PRO FORMA BALANCE SHEET
                         JULY 1, 2000
                        (in thousands)
                         (unaudited)

                                                                   Pro Forma
                                                   Historical    Adjustments (1)    Pro Forma
                                                   ----------    ---------------    ---------
ASSETS
Current assets:
 Cash, cash equivalents and marketable securities  $   4,817        $  10,012       $ 14,829
 Accounts receivable, net                                752             (159)           593
 Inventory                                             1,444             (815)           629
 Restricted cash                                        --              1,600          1,600
 Prepaid expenses and other current assets             2,225             (730)         1,495
                                                   ---------        ---------       --------
  Total current assets                                 9,238            9,908         19,146

 Property and equipment, net                          19,286          (11,598)         7,688
 Purchased and capitalized software, net               4,489             (896)         3,593
 Goodwill, net of accumulated amortization               684             (684)          --
 Restricted cash                                       2,142             --            2,142
 Other assets, net                                     1,535             (960)           575
                                                   ---------        ---------       --------
  Total assets                                     $  37,374        $  (4,230)      $ 33,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Capital lease obligations                         $   1,606        $  (1,203)           403
 Accounts payable                                      3,498             --            3,498
 Accrued expenses                                      2,880             --            2,880
                                                   ---------        ---------       --------
  Total current liabilities                            7,984           (1,203)         6,781

 Long-term portion of capital lease obligations        6,286           (5,567)           719

Stockholders' equity:
 Common stock                                            224             --              224
 Additional paid-in capital                          102,732             --          102,732
 Treasury stock, at cost                                (238)            --             (238)
 Accumulated other comprehensive loss                     (2)            --               (2)
 Accumulated deficit                                 (79,612)           2,540        (77,072)
                                                   ---------        ---------       --------
  Total stockholders' equity                          23,104            2,540         25,644

                                                   ---------        ---------       --------
  Total liabilities and stockholders' equity       $  37,374        $  (4,230)      $ 33,144

             See notes to unaudited pro forma financial statements.

                              STREAMLINE.COM, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE SIX MONTHS ENDED JULY 1, 2000
                      (in thousands, except per share data)
                                   (unaudited)

                                                                 Pro Forma
                                                Historical     Adjustments (2) Pro Forma
                                               ------------    ------------    ---------

Revenue:
 Product and service revenue, net              $     15,997    $     (7,731)  $     8,266
 Subscription and delivery fees                         684            (168)          516
 Advertising, research and marketing fees               639                           639
                                               ------------    ------------   -----------
Total revenue                                        17,320          (7,899)        9,421

Operating expenses:
 Cost of revenue                                     11,899          (5,682)        6,217
 Fulfillment center operations                       10,434          (5,448)        4,986
 Sales and marketing                                  6,937          (3,738)        3,199
 Technology systems and development                   3,610          (1,260)        2,350
 General and administrative                           7,591          (2,105)        5,486
                                               ------------    ------------    ----------
Total operating expenses                             40,471         (18,233)       22,238
                                               ------------    ------------    ----------
 Loss from operations                               (23,151)         10,334       (12,817)

Other income (expense)                                  (19)            508           489

                                               ------------    ------------    ----------
Net loss attributable to common stockholders   $    (23,170)   $     10,842   $   (12,328)

Basic and diluted net loss per common share    $      (1.04)                  $     (0.55)
Shares used in computing basic and diluted
 net loss per common share                       22,302,555                    22,302,555

             See notes to unaudited pro forma financial statements.

                              STREAMLINE.COM, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 1, 2000
                      (in thousands, except per share data)
                                   (unaudited)

                                                                Pro Forma
                                                Historical    Adjustments (3)  Pro Forma
                                               ------------    ------------    ---------

Revenue:
 Product and service revenue, net              $     13,162    $       (487) $   12,675
 Subscription and delivery fees                       1,017             (22)        995
 Advertising, research and marketing fees             1,201                       1,201
                                               ------------    ------------  ----------
Total revenue                                        15,380            (509)     14,871

Operating expenses:
 Cost of revenue                                     10,624            (453)     10,171
 Fulfillment center operations                        9,058          (1,362)      7,696
 Sales and marketing                                  4,987            (383)      4,604
 Technology systems and development                   3,765             (68)      3,697
 General and administrative                           7,599            (456)      7,143
                                               ------------    ------------  ----------
Total operating expenses                             36,033          (2,722)     33,311
                                               ------------    ------------  ----------
 Loss from operations                               (20,653)          2,213     (18,440)

Other income (expense)                                1,156              26       1,182

                                               ------------    ------------  ----------
Net loss before extraordinary item             $    (19,497)   $      2,239  $  (17,258)

Dividends on preferred stock                           (549)                       (549)

                                               ------------    ------------  -----------
Net loss attributable to common stockholders   $    (20,046)   $      2,239  $   (17,807)

Basic and diluted net loss per common share    $      (1.74)                 $     (1.54)
Shares used in computing basic and diluted
 net loss per common share                       11,545,102                   11,545,102

             See notes to unaudited pro forma financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

Unaudited Pro Forma Balance Sheet

(1) The pro forma adjustments for the unaudited pro forma balance sheet as of July 1, 2000 assumes that the sale of the Transferred
       Assets and the assumption of certain capitalized lease obligations occurred as of that date. In connection with the sale of the Transferred Assets, the Company received cash proceeds of approximately $11.6 million of which approximately $1.6M of it is being held in escrow pending certain post closing obligations. This amount has been classified as restricted cash. In addition, the purchaser assumed certain capital lease obligations associated with the purchased assets.

Unaudited Pro Forma Statement of Operations

(2) The pro forma adjustments for the unaudited pro forma statement of operations for the six months ended July 1, 2000 give effect to the sale of the Transferred Assets and the assumption of certain capital lease obligations as if it had occurred immediately prior to the beginning of the period. This results in pro forma adjustments to eliminate revenue and all direct operating expenses associated with the Washington D.C. and Chicago locations, including the costs associated with employees transferred to the purchaser. In addition, the pro forma adjustments include an adjustment to eliminate amortization expense for those locations relating to goodwill.

(3) The pro forma adjustments for the unaudited pro forma statement of operations for the year ended January 1, 2000 give effect to the sale of the Transferred Assets and assumption of certain capital lease obligations as if it had occurred immediately prior to the beginning of the period. This results in pro forma adjustments to eliminate revenue and all of the direct operating expenses associated with the Washington D.C. location, including the costs of all employees that were transferred to the purchaser. In addition, the pro forma adjustments include an adjustment to eliminate amortization expense relating to the goodwill associated with that location. No adjustment has been recorded for the Chicago facility as it was acquired on January 5, 2000 and its results of operations have not been reflected in the historical financial statements as of that date.

(4) The pro forma statement of operations for the year ended January 1, 2000 and for the six months ended July 1, 2000 does not reflect an adjustment for the expected gain on the transaction of approximately $2.5 million. In the quarter ended September 30, 2000, the Company will record this transaction and classify the portion of the gain associated with the sale of the Chicago operations, historically accounted for as a pooling of interests, as an extraordinary item. The remaining gain will be included in other income.

(c)      Exhibits

Exhibit 2.1 Asset Purchase Agreement, dated as of September 7, 2000 by and among Streamline, Beacon Home Direct, Inc.,
                  Streamline Mid-Atlantic, Inc. and Peapod.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STREAMLINE.COM, INC.

                                   By: /s/ Lawrence P. Anderson
                                       -----------------------------------------
                                       Lawrence P. Anderson,  Chief Accounting
                                       Officer (Authorized Officer and Chief
                                       Accounting Officer)

Dated: September 21, 2000